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                                                                    Exhibit 10.2

                        NOBEL EDUCATION DYNAMICS, INC.

                     Non-qualified Stock Option Agreement
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     Non-qualified Stock Option Agreement dated as of January 2, 1997
("Agreement") between Nobel Education Dynamics, Inc., a Delaware corporation (the "Company"), and John R. Frock ("Employee").

1.   Definitions
     -----------

     1.1 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.2 "Committee" means the Compensation Committee of the Board of Directors of the Company or, in the event there is no such Compensation Committee, the Board of Directors of the Company.

     1.3 "Common Stock" means the Company's Common Stock, par value $0.001 per share.

     1.4  "Date of Exercise" means the date on which the notice required by
Section 4.1 hereof is received by the Company.

     1.5  "Date of Grant" means January 2, 1997.

     1.6 "Option" means the option granted hereunder. The Option hereby granted is a non-qualified stock option (i.e., not an "incentive stock option" within the meaning of section 422 of the Code).

     1.7 "Optioned Stock" means the shares of Common Stock that are subject to the Option.

     1.8 "Subsidiary" means any corporation which is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any successor.

     1.9  "Termination Date" means the earliest to occur of the following:

          (a) the tenth (10th) anniversary of the Date of Grant;

          (b) If Employee's employment by the Company (and Subsidiaries) is terminated by either party for any reason other than death or disability, the date three months after the date of such termination of employment;

          (c) If Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during Employee's employment and Employee's employment is terminated as a
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consequence of such disability, the date one year after the date of such termination of employment; or

          (d) If Employee shall die during Employee's employment, the date one year after the date of death;

provided that if Employee's employment is terminated for any reason other than death and Employee shall die following such termination of employment but prior to the expiration of the period determined under clause (b) or (c) above (whichever is applicable), then the Termination Date shall mean the earlier of
(i) the tenth (10th) anniversary of the Date of Grant and (ii) the date one year after the date of death.

2.   Grant of Option.
     ---------------

     Subject to the terms and conditions of this Agreement, the Company hereby grants to Employee the option to purchase 15,000 shares of Common Stock. The exercise price of the Option in respect of each share of Optioned Stock shall be $10.375, subject to adjustment pursuant Section 9 hereof. Notwithstanding the foregoing, only full shares shall be issued hereunder, and any fractional share which might otherwise be issuable upon the exercise of the Option shall be forfeited.

3.   Time of Exercise.
     ----------------

     The Option shall be exercisable from time to time following the Date of Grant through the Termination Date with respect to all or any portion of the Option which shall have been vested as of the Date of Exercise. The Option shall vest with respect to one-third of the shares of Optioned Stock subject thereto as of the Date of Grant on each of the first, second and third anniversary dates of the Date of Grant. The Option shall terminate absolutely at 5:00 p.m. New York Time on the Termination Date.

4.   Manner of Exercise; Payment.
     ---------------------------

     4.1 Exercise of the Option shall be effected by giving written notice of exercise to the Company, in care of the Secretary of the Company. Any such notice shall state the number of shares of Optioned Stock for which the Option is being exercised and shall be accompanied by payment in full of the exercise price for such shares of Optioned Stock. Such notice shall be irrevocable once given.

     4.2 Employee shall have the right to exercise the Option with respect to all or part of the Optioned Stock. Exercise of the Option with respect to part of the Optioned Stock does not waive or limit Employee's rights with respect to the balance of the Optioned Stock.

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     4.3  The exercise price for the Optioned Stock upon exercise shall be payable in cash or its equivalent; provided, however, that if the Committee, in its discretion, so determines at or prior to the time of exercise, Employee may pay all or a portion of the exercise price in shares of Common Stock previously acquired by Employee; provided further that if such shares were acquired through exercise of an option or under a stock appreciation right or through the grant by the Company of restricted stock or unrestricted stock, Employee shall have held such shares for a period of more than 12 months on the Date of Exercise; provided further that any right to pay the exercise price by delivery of shares shall be subject to applicable laws. In the event all or a portion of the aggregate exercise price is paid with shares of Common Stock, the shares of Common Stock surrendered in payment of such Option shall be valued in such manner as the Committee reasonably determines.

5.   Nontransferability.
     ------------------

     The Option shall not be assignable or transferable by Employee, otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable only by the Grantee; provided that in the event of Employee's legal disability, the Option may be so exercised by Employee's guardian or legal representative and in the event of Employee's death, the Option may be so exercised by Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of Employee. If Employee is married at the time of exercise of the Option and if Employee so requests at the time of exercise, the certificate or certificates issued shall be registered in the name of Employee and Employee's spouse, jointly, with right of survivorship.

6.   Securities Laws
     ---------------

     6.1 The Company may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that the Option granted hereunder, and the exercise thereof, satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to exercise the Option, the printing of legends on certificates issued pursuant to Section 7 and requiring Employee to deliver to the Company a representation letter as to Employee's investment intent.

     6.2  Employee hereby represents and warrants to the Company that:

          (a) upon exercise of the Option, Employee will acquire the Optioned Stock for his own account, not as a nominee or agent, for investment and without a view to resale or other distribution within the meaning of the Securities Act of 1933 (the "1933 Act") and the rules and regulations thereunder, and Employee will not distribute any of the Optioned Stock in violation of the 1933 Act or any state securities laws;

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          (b)  Employee understands that:

               (i) the shares of Optioned Stock will not be registered under the 1933 Act and must be held indefinitely by Employee unless such shares are subsequently registered under the 1933 Act or an exemption from registration is available, and the Company is not obligated to effect any such registration;

               (ii) any routine sales of the Optioned Stock made under Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms and conditions of that Rule (which currently includes minimum holding period requirements and, in certain cases, limits as to the number of shares which may be sold in specified periods) and that in such cases where Rule 144 is not applicable, registration or compliance with some other registration exemption will be required; and

               (iii) the certificates representing the Optioned Stock issuable to Employee will contain a restrictive legend noting the restrictions on transfer described herein and under federal and applicable state securities laws, and appropriate "stop-transfer" instructions will be given to the Company's stock transfer agent;

          (c) Employee currently has a net worth (or joint net worth with his spouse) equal to at least $1,000,000 and, accordingly, is an "accredited investors" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; and

          (d) Employee's knowledge and experience in financial and business matters are such that Employee is capable of evaluating the merits and risks of an acquisition of the Optioned Stock pursuant to the Option.

7.   Issuance of Certificates for Shares
     -----------------------------------

     Subject to the provisions of this Agreement, the certificates for the shares of Common Stock issuable upon exercise of the Option shall be delivered to Employee (or to such person entitled thereto in accordance with Section 5) as promptly after the Date of Exercise as is feasible, provided that the Company shall not be obligated to make such deliveries, until (a) Employee has made payment in full for such shares of Optioned Stock pursuant to Section 4 and (b) Employee and the Company (or such Subsidiary as is the employer of Employee) have arranged for the payment by Employee to the Company (or such Subsidiary), or the withholding from Employee's other compensation, of an amount in cash equal to the amount of any tax required to be withheld by the Company (or such Subsidiary) by any applicable federal or state laws or regulations on account of such exercise. The Company may also condition delivery of shares of Common Stock upon the prior receipt from Employee of any undertakings or representations that it may determine are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

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8.   Rights Prior to Issuance of Certificates
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     Neither Employee nor the person to whom the rights of Employee shall have passed by will or the laws of descent and distribution shall have any of the rights of a stockholder with respect to any shares of Optioned Stock until the date of the issuance to such person of certificates for such shares of Optioned Stock pursuant thereto.

9.   Stock Dividends; Subdivision or Combination of Shares
     -----------------------------------------------------

     The number of shares of Common Stock subject to the Option (as well as the Option exercise price per share), shall, subject to the provisions of section 424(a) of the Code, be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the Option effective upon closing of such corporate transaction if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options, the Committee shall give Executive not less than seven days' notice prior to any such termination by reason of such a corporate transaction, and, at the closing of such corporate transaction, the Option shall be terminated (unless previously exercised) and the Company shall pay to Executive (except to the extent that the Option is terminated prior to the date of such closing otherwise than by reason of such Committee action) an amount equal to the consideration paid, or to be paid, per share of Common Stock to holders of Common Stock in connection with such corporate transaction (as determined in good faith by the Committee) less the exercise price of the Option. The Committee also may, in its discretion reasonably exercised, change the terms of the Option to reflect any such corporate transaction.

10.  Change of Control
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     Upon a Change in Control, the Committee (as it is constituted on the day preceding the date of the Change in Control) may, in its discretion, accelerate
the vesting and exercisability of the Options.   "Change in Control" shall mean
the point in time when any person (as such term is used in Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder and including any Affiliate or Associate of such person (as such terms are defined in Rule 12b-2 under the Exchange Act), and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than 50 percent of the voting power entitled to be cast at elections for directors of the Company.

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11.  Option Not to Affect Employment
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     The Option granted hereunder shall not confer upon Employee any right to continue in the employment of the Company or any Subsidiary of the Company.

12.  Withholding.
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     Each Employee authorizes the Company to make any required withholding from such Employee's compensation for the payment of any and all income taxes and other sums that may be due any governmental authority (other than taxes imposed directly upon the Company) as a result of the receipt by Employee of compensation income pursuant to the foregoing payments, and agrees, if requested by the Company and if the Company has complied with its obligations hereunder, and in lieu of all or a portion of such withholding, to pay the Company in a lump sum such amounts as the Company may be required to remit to any governmental authority on behalf of Employee in respect of any such taxes and other sums.

13.  Miscellaneous
     -------------

     13.1 All notices and other communications hereunder shall be in writing and shall be transmitted by messenger, courier service or certified first-class mail (in each case postage or cost of delivery prepaid) and shall be effective when delivered. The address for notices and other communications of (i) the Company is Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, PA 19063, Attn: Corporate Secretary, and (ii) Employee is the address set forth below under Employee's signature. Either party may change its address for notice given notice to the other pursuant to this Section 13.1.

     13.2. This Agreement may be executed in two or more counterparts all of which taken together will constitute one and the same instrument.

     13.3. This Agreement shall be governed by the applicable Code provisions to the maximum extent possible; otherwise, the operation of, and the rights of Employee under this Agreement shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                         Nobel Education Dynamics, Inc.


                         By:___________________________________________________
                            A. J. Clegg
                            Chairman, President and Chief Executive Officer

                         EMPLOYEE:


                         ______________________________________________________
                         John R. Frock

                         Employee's Address:

                         Nobel Education Dynamics, Inc.
                         Rose Tree Corporate Center II
                         1400 North Providence Road
                         Suite 3055
                         Media, PA  19063

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